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                                                                 Exhibit 10.42.2

                                       January 28, 2004

BY FACSIMILE AND EXPRESS MAIL
CONFIDENTIAL
Peter A. Lankau
President
Endo Pharmaceuticals Inc.
100 Painters Drive
Chadds Ford, PA  19317

    Re: Amendment to Development, Commercialization and Supply License Agreement

Dear Peter:

Reference is made to the Development, Commercialization and Supply License Agreement between Endo Pharmaceuticals Inc. ("Endo") and DURECT Corporation ("DURECT") effective November 8, 2002 ("Agreement"). Effective on the date written above, Endo and DURECT hereby agree as follows:

         1. Amendment to Section 4.6(a). Section 4.6(a) of the Agreement shall be amended to change "June 30, 2004" to "January 1, 2005".

         2. Restatement of Section 4.6(c). Section 4.6(c) of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

                  "(c) Notwithstanding anything to the contrary in Sections 4.6(a) and (b) and except as set forth in this Section 4.6(c), Endo shall have no obligations under Sections 4.6(a) and (b) to make any payments to DURECT for any Developments Costs incurred up to and including the date on which the first patient is dosed with the Product in the first clinical trial of at least that number of patients necessary to satisfy the FDA which occurs after the Effective Date (such date, the "Trial Commencement Date" and such trial, the "First Trial"). Notwithstanding the foregoing: (i) in the event the Trial Commencement Date has not occurred by December 31, 2003, then during the period commencing on January 1, 2004 until the earlier of the Trial Commencement Date or January 1, 2005, Endo shall be responsible for 25% of the Development Costs incurred in each such calendar month, up to an aggregate payment by Endo to DURECT of $250,000 of Development Costs for such period; and (ii) in the event the

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                  Trial Commencement Date has not occurred on or before January
                  1, 2005, then Endo shall be responsible for such portion of the Development Costs incurred after January 1, 2005 in accordance with Section 4.6(a). Furthermore, until the Trial Commencement Date, DURECT hereby agrees to initiate any human trial only if such trial and the initiation thereof is consistent with a reasonable pharmaceutical company's overall global strategic development plan for a product similarly situated to the Product. Finally, in no event shall Endo be liable for any costs associated with any human pharmacokinetic
                  (PK) study undertaken by DURECT prior to the earlier of the Trial Commencement Date or January 1, 2005."

         3. Restatement of Section 13.3(d). Section 13.3(d) of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

                  "(d) [INTENTIONALLY OMITTED.]"

         4. Restatement of Section 13.3(e). Section 13.3(e) of the Agreement shall be deleted in its entirety, and in lieu thereof, the following shall be inserted:

                  "(e) In the event that the Trial Commencement Date shall not have occurred on or before January 1, 2005, Endo shall have the right to terminate this Agreement effective upon 10 days' written notice with no further rights or obligations hereunder (other than those rights or obligations which are expressly indicated herein to survive termination or expiration of this Agreement); provided that such written notice is delivered to DURECT no later than January 31, 2005."

         5. New Section 4.10. A new Section 4.10 shall be added to the Agreement as follows:

                  "4.10 Retention of Key Personnel. DURECT shall use its reasonable efforts to retain key personnel involved with the development of the Product. Such key personnel shall be those individuals identified as such by the JEC. In the event that a member of the key personnel leaves the employ of DURECT (either on his/her own volition or otherwise), DURECT shall, within three (3) business days of such departure, inform

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                  Endo of (1) such fact and (2) DURECT's plan as to how it
                  intends to address the departure of such key personnel to ensure the smooth continuance of the Development Program."

Except as set forth above, all other terms of the Agreement shall remain the same. Please sign below to indicate Endo's agreement to the foregoing.

                                                     Very truly yours,

                                                     /s/ JAMES E. BROWN

                                                     James E. Brown
                                                     President and CEO

AGREED TO BY ENDO:

By: /s/ PETER A. LANKAU
    ----------------------
         Peter A. Lankau
         President

Date: January 28, 2004